Globe Specialty Metals Enhances Flexibility and Lowers Costs by Refinancing its $300 Million Revolving Credit Facility

New York, August 20, 2013 – Globe Specialty Metals, Inc. (NASDAQ: GSM) (the “Company”) has refinanced its existing credit facility with a syndicate of banks led by Providence based RBS Citizens, and co-led by PNC Bank, Wells Fargo Bank, as Joint Book Managers and Joint Lead Arrangers.  Other banks in the syndicate include:  BBVA Compass, BB&T, Citibank, Fifth Third Bank, Capital One, and HSBC Bank. The previous facility that was due to expire May 31, 2017, has been replaced with the new facility that extends the expiration to August 20, 2018, improves pricing and increases the flexibility the company has to pursue its strategic objectives all while maintaining the capacity of the revolving credit facility at $300 million, plus an accordion feature of an additional $150 Million.  Key modifications relative to the existing facility include a reduction of the borrowing rate by 25 basis points, simplified covenants including, among others, a maximum total net debt to earnings before income tax, depreciation and amortization ratio and a minimum interest coverage ratio.  The new facility also provides expanded financial flexibility to make strategic capital investments, acquisitions, divestitures and fund returns to shareholders.

“We are pleased to be able to refinance our existing credit agreement, and appreciate the significant support we have received from our existing lenders including RBS Citizens, PNC and Wells Fargo, as well as the other banks in our new syndicate, all of whom were existing lenders in our previous facility,” said Joe Ragan, Chief Financial Officer of Globe Specialty Metals, Inc.

About Globe Specialty Metals

Globe Specialty Metals, Inc. is among the world’s largest producers of silicon metal and silicon-based specialty alloys, critical ingredients in a host of industrial and consumer products with growing markets. Customers include major silicone chemical, aluminum and steel manufacturers, auto companies and their suppliers, ductile iron foundries, manufacturers of photovoltaic solar cells and computer chips, and concrete producers. The Company is headquartered in New York City. For further information please visit our web site at www.glbsm.com.

Forward-Looking Statements

This release may contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the current expectations and assumptions of Globe Specialty Metals, Inc. (the "Company") regarding its business, financial condition, the economy and other future conditions.

Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions including, among others, changes in metals prices; increases in the cost of raw materials or energy; competition in the metals and foundry industries; environmental and regulatory risks; ability to identify liabilities associated with acquired properties prior to their acquisition; ability to manage price and operational risks including industrial accidents and natural disasters; ability to manage foreign operations; changes in technology; and ability to acquire or renew permits and approvals.

Any forward-looking statement made by the Company or management in this release speaks only as of the date on which it or they make it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, unless otherwise required to do so under the law or the rules of the NASDAQ Global Market.

CONTACT: Globe Specialty Metals, Inc.
Joe Ragan, 212-798-8125
Chief Financial Officer
Email: jragan@glbsm.com
Or Jeff Bradley, 212-798-8122 Chief Executive Officer Email: jbradley@glbsm.com